UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	88-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 3 - Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

On September 4, 2024, Red Cat Holdings, Inc., a Nevada corporation (“RCAT”), Teal Drones, Inc., a Nevada corporation, (“Teal”), FW Acquisition, Inc., a Nevada corporation (“Buyer”) and FlightWave Aerospace Systems Corporation, a Delaware corporation (“FlightWave”) entered into and closed on the transactions set forth in an Asset Purchase Agreement (the “APA”).

FlightWave is a leader in designing, developing, manufacturing, and selling long range, AI-Powered Unmanned Aerial Vehicles.

As previously disclosed in our Current Report on Form 8-K filed September 9, 2024, our acquisition of FlightWave was made pursuant to an APA providing for the payment of the Purchase Price in shares of our common stock, par value $0.001 per share (“Common Stock”) at the Volume Weighted Average Price (VWAP) of our Common Stock on September 30, 2024 and December 31, 2024.

On September 30, 2024, we authorized 2,163,242 shares of our Common Stock to be issued to certain stockholders of FlightWave and 381,750 shares of Common Stock were reserved for issuance to be deposited in an escrow account as security for indemnification obligations of FlightWave and its stockholders for a period of eighteen (18) months.

The issuance was exempt under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: October 3, 2024	By:	/s/ Jeffrey M. Thompson
	Name:	Jeffrey M. Thompson
	Title:	President and Chief Executive Officer